Exhibit 5.2
                                                                     -----------
                                 ROBINSON & COLE
          Boston (bullet) Hartford (bullet) Stamford (bullet) New York

                                                  Law Offices
                                                  Founded in 1845

                                                  One Boston Place
                                                  Boston, MA 02108 4404
                                                  617-557-5900
                                                  Fax 617-557-5900

                                                  David A. Garbus
                                                  617-557-5955
                                                  Internet: dgarbus@bost.rc.com

                                                               December 12, 1996

CareMatrix Corporation
197 First Avenue
Needham, MA  02194

Gentlemen/Ladies:

                Reference is made to the registration statement on Form S-8 (the "Registration Statement") which CareMatrix Corporation (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Securities Act"), with respect to (i) an aggregate of 400,000 shares of the Company's Common Stock, $0.05 par value (the "Common Stock"), issuable pursuant to the Company's 1991 Combination Stock Option Plan, as amended and restated to date, and an aggregate of 36,000 shares of Common Stock, issuable pursuant to the Company's 1995 Non-Qualified Stock Option Plan (collectively, the "Plans"), (ii) an aggregate of 1,200,000 shares of Common Stock, issuable pursuant to the Company's 1996 Equity Incentive Plan (the "Equity Plan"), and (iii) an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plans and the Equity Plan by reason of stock dividends, stock splits or other recapitalizations effected hereafter.

                We acted as legal counsel for the Company in connection with the adoption of the Plans. In rendering our opinion, we have examined the Plans, the Company's Certificate of Incorporation, as amended and restated to date, and By-Laws as amended to date, and such laws, certificates of public officials, certificates of officers of the Company, instruments, documents, and corporate records, and have made such other investigations, as we have deemed necessary in connection with the opinions hereinafter set forth. In such examination we have assumed (i) the genuineness of all signatures on certificates and documents other than those of the Company, (ii) the accuracy, completeness and authenticity of all records and documents submitted to us as originals, and
(iii) the conformity to the original of all documents submitted to us as certified, conformed or photostatic copies.

CareMatrix Corporation
December 12, 1996
Page 2

                Based upon the foregoing, and subject to the qualifications and exceptions set forth herein, having regard for legal considerations we deem relevant, we are of the opinion that:

                1. When issued and paid for in compliance with the terms of the Plans, the aggregate of 436,000 shares of Common Stock referred to above in respect of the Plans will be duly and validly issued, fully paid and non-assessable; and

                2. The additional shares of Common stock which may become issuable under the Plans by reason of stock dividends, stock splits or other recapitalizations hereafter effected, if and when issued in accordance with the terms of the Plans and upon compliance with the applicable provisions of law and of the Company's Certificate of Incorporation, as amended and restated to date, and By-Laws as amended to date, will be duly and validly issued, fully paid and non-assessable. We express no opinion as to the Equity Plan or the shares of Common Stock issuable pursuant to such Equity Plan.

                We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares in respect of the Plans only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                        Very truly yours,

                                        /s/ Robinson & Cole
                                        Robinson & Cole

DAG/lma